UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007 (February 28, 2007)

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	On February 28, 2007, the Board of the Directors (the “Board”) of VeriSign, Inc. (“VeriSign”) approved an amendment to its amended and restated Bylaws (i) to provide for the declassification of the Board that is conditional upon the approval of VeriSign’s stockholders of an amendment to the Restated Certificate of Incorporation at the 2007 Annual Meeting of Stockholders, (ii) to permit meetings, notices, proxies, ballots and other business or communications between VeriSign and its stockholders to be held or communicated via such means, including electronic transmission, as may be determined by the Board in its sole discretion, and (iii) to permit actions of the Board or committees thereof without a meeting by written consent or by electronic transmission (including electronic mail).

The amendment relating to the declassification of the Board will not become effective until VeriSign’s stockholders approve an amendment to its Certificate of Incorporation to provide for declassification of the Board. However, the amendments relating to electronic transmission are effective as of February 28, 2007.

The full text of the amendments to the Bylaws is attached hereto as Exhibit 3.01 and is incorporated herein by reference, and the amended portions of the Bylaws are marked within Exhibit 3.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
3.01	Text of amendments to Amended and Restated Bylaws of VeriSign, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: March 6, 2007	By:	/s/ Paul B. Hudson
Paul B. Hudson
Vice President, Associate General Counsel

EXHIBIT INDEX

Number	Description
3.01	Text of amendments to Amended and Restated Bylaws of VeriSign, Inc.